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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47851, 333-47843, 333-47059, and 333-46991) of
FlexiInternational Software, Inc. of our report dated January 26, 1998, except as to Note 2 which is as of February 3, 1998 appearing on page F-2 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, appearing in this Form 10-K.



                                                      /s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
March 27, 1998
Stanford, Connecticut